Exhibit 21.1

E*TRADE Financial Corporation
Subsidiaries of Registrant

Company	Jurisdiction Name
Capitol View LLC	Delaware
Distribution Financial Services RV/Marine Trust 2001-1	New York
E*TRADE Bank	Federal Charter
E*TRADE Capital Management, LLC	Delaware
E*TRADE Capital Trust XXVII	Delaware
E*TRADE Capital Trust XXVIII	Delaware
E*TRADE Community Development Corporation	Delaware
E*TRADE Europe Holdings, B.V.	Netherlands
E*TRADE Financial Corporate Services, Inc.	Delaware
E*TRADE Financial Corporation Capital Statutory Trust VIII	Delaware
E*TRADE Financial Corporation Capital Trust V	Delaware
E*TRADE Financial Corporation Capital Trust VI	Delaware
E*TRADE Financial Corporation Capital Trust VII	Delaware
E*TRADE Financial Corporation Capital Trust X	Delaware
E*TRADE Financial Corporation Trust IX	Delaware
E*TRADE Futures LLC	Delaware
E*TRADE Information Services, LLC	Delaware
E*TRADE Master Trust	Delaware
E*TRADE Philippines Holdings Corporation	Philippines
E*TRADE RV and Marine Trust 2004-1	New York
E*TRADE Savings Bank	Federal Charter
E*TRADE Securities LLC	Delaware
ET Canada Holdings Inc.	Canada
ETB Capital Trust XI	Delaware
ETB Capital Trust XII	Delaware
ETB Capital Trust XIII	Delaware
ETB Capital Trust XV	Delaware
ETB Capital Trust XVI	Delaware
ETB Capital Trust XXIX	Delaware
ETB Capital Trust XXV	Delaware
ETB Capital Trust XXVI	Delaware
ETB Holdings, Inc.	Delaware
ETB Holdings, Inc. Capital Trust XIV	Delaware
ETB Holdings, Inc. Capital Trust XIX	Delaware
ETB Holdings, Inc. Capital Trust XVII	Delaware
ETB Holdings, Inc. Capital Trust XVIII	Delaware
ETB Holdings, Inc. Capital Trust XX	Delaware
ETB Holdings, Inc. Capital Trust XXI	Delaware
ETB Holdings, Inc. Capital Trust XXIV	Delaware
ETB Holdings, Inc. Statutory Trust XXII	Delaware
ETB Holdings, Inc. Statutory Trust XXIII	Delaware
ETCF Asset Funding Corporation	Nevada
ETCM Holdings, LLC	Delaware
ETFC Capital Trust I	Delaware
ETRADE Securities (Hong Kong) Limited	Hong Kong
TIR (Holdings) Limited (Cayman)	Cayman